UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
October 29, 2020
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, the Board of Directors (the “Board”) of AZZ Inc. (the “Company”) appointed Mr. Philip Schlom as Senior Vice President and Chief Financial Officer of the Company, effectively immediately. Mr. Schlom, 56 has been serving as the Company’s Interim Chief Financial Officer since May 2020 and joined the Company in October 2019 as the Vice President, Chief Accounting Officer.

On November 4, 2020, Mr. Schlom entered into an employment agreement (the “Employment Agreement”) with the Company, which has a three year term, unless terminated earlier in accordance with the terms of the Employment Agreement.

In his position as the Company’s Senior Vice President and Chief Financial Officer, Mr. Schlom is eligible to earn a pro-rata annual cash incentive bonus under the Company’s Senior Management Bonus Plan (the “STI Plan”), which provides for an annual cash incentive target based upon 65% of Mr. Schlom’s annual base salary pursuant to the achievement of certain individual and Company performance criteria. He will also be eligible each year to receive an annual equity award, the amount and nature to be determined annually by the Company’s Compensation Committee. For the Company’s fiscal year ending February 28, 2021, Mr. Schlom’s equity award target value consisted of 50% performance share units (“PSUs”) and 50% RSUs issued under the Company’s 2014 Long Term Incentive Plan (the “2014 LTI Plan”). The Employment Agreement also provides for severance payments, which may include base salary and accrued paid time off through the date of termination, as well as a pro-rated annual cash bonus, based upon the Company’s actual performance and the number of days of employment in the calendar year of termination, in the event Mr. Schlom’s employment is terminated by the Company without Cause or by Mr. Schlom for Good Reason (each term as defined in the Employment Agreement). In the event of a termination, the receipt of severance payments is conditioned upon the execution of a general release in a form approved by the Company. Mr. Schlom is also subject to confidentiality and other restrictive covenants prohibiting competition, solicitation of customers and employees and interference with business relationships during his employment and for 12 months thereafter.

Name	Position	FY2021 Base Salary	FY2021 STI Plan Target	FY2021 LTI Plan Target

Philip Schlom	SVP and Chief Financial Officer	$350,000	$227,500	$300,000

In addition to the Employment Agreement, Mr. Schlom and the Company also entered into a change in control agreement (the “Change in Control Agreement”). The Change in Control Agreement will remain in effect for so long as Mr. Schlom is employed by the Company and provides, among other things, that, upon the occurrence of a Change in Control (as defined in the Change in Control Agreement), Mr. Schlom will receive certain payments from the Company if his employment is terminated by the Company without Cause or by Mr. Schlom for Good Reason (each such term as defined in the Employment Agreement), in each case within 12 months of such Change in Control.

Mr. Schlom has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be appointed Senior Vice President and Chief Financial Officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Schlom that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

The foregoing summary descriptions of the Employment Agreement, the Change in Control Agreement, the 2014 LTI Plan and the STI Program do not purport to be complete and are qualified in their entirety by reference to the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, the terms of the Change in Control Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, the terms of the 2014 LTI Plan, a copy of which is included as Annex A to the Proxy Statement on Schedule 14A filed by the Company on May 29, 2014 and incorporated herein by reference, and the description of the STI Program contained in the Proxy Statement on Schedule 14A filed by the Company on May 24, 2017, respectively.

A copy of the press release issued by the Company announcing the appointment of Mr. Schlom is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report.

Exhibit	Description
10.1	Employment Agreement between AZZ Inc. and Philip Schlom, dated as of November 4, 2020.
10.2	Change in Control Agreement between AZZ Inc. and Philip Schlom, dated as of November 4, 2020.
99.1	Press Release issued by AZZ Inc., dated November 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: November 4, 2020	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary